Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and the accompanying notes of Healthcare Triangle, Inc. included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 30, 2025 and Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2025 and August 14, 2025, and the historical financial statements and the accompanying notes of Niyama Healthcare, Inc. and Ezovion Solutions Private Limited  included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma information is not necessarily indicative of the combined company’s actual financial position or actual results of operations had the transaction occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or operating results of the combined company. There were no material transactions between Healthcare Triangle, Inc and Niyama Healthcare, Inc and Ezovion Solutions Private Limited during the periods presented in the unaudited pro forma condensed combined financial information that would need to be eliminated.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve and realize as a result of the Acquisition; nor does it reflect costs to integrate the operations of Healthcare Triangle, Inc and Niyama Healthcare, Inc and Ezovion Solutions Private Limited, or the costs necessary to achieve cost savings, operating synergies and revenue enhancements.

Healthcare Triangle, Inc and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2024

(in thousands, except per share data)

	HCTI	Niyama	Ezovion	HCTI Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$20	$-	$11	$31
Accounts receivable	1,110	1	49	1,160
Other current assets	322	21	10	353
Total current assets	1,453	22	70	1,544
Furniture and equipment, net	12	-	2	13
Intangible assets, net	5,700	459	23	6,182
Due from affiliates	497	-	-	497
Total assets	$7,661	$481	$95	$8,236
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$2,539	$56	$1	$2,597
Short term borrowing	2,650	443	122	3,215
Other current liabilities	2,886	9	24	2,920
Total current liabilities	8,075	509	147	8,731
Long-term liabilities
Contingent consideration	1,700	-	-	1,700
Total current and long-term liabilities	9,775	509	147	10,431
Stockholders’ equity
Series B Preferred Stock, par value $0.00001; 10,000,000 authorized issued convertible preferred stock 1,600,000 as of December 31, 2024	7,435	-	-	7,435
Common stock, par value $0.00001; 100,000,000 authorized 1,409,239 shares issued and outstanding as of December 31, 2024	4	-	-	4
Additional paid-in capital	24,018	1	2	24,022
Accumulated deficit	(33,571)	(28)	(56)	(33,655)
Accumulated deficit	(2,114)	(27)	(53)	(2,195)
Total liabilities and stockholders’ equity	$7,661	$481	$95	$8,236

Healthcare Triangle, Inc and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2024

(in thousands, except per share data)

	HCTI	Niyama	Ezovion	HCTI Pro Forma Combined
Net revenue	$11,696	$3	$258	$11,956
Cost of revenue (exclusive of depreciation and amortization shown separately below)	8,806	30	203	9,039
Bad debt expense	170	-	-	170
Research and development	429	-	-	429
Sales and marketing	2,203	-	3	2,206
General and administrative	3,948	9	35	3,993
Depreciation and amortization	889	-	8	897
Total operating expenses	7,640	9	46	7,696
Loss from operations	(4,750)	(37)	9	(4,778)
Other income	7	-	0	7
Interest expense	(1,213)	-	-	(1,213)
Loss before income tax	(5,956)	(37)	9	(5,984)
Provision for income tax	12	-	-	12
Deferred income tax	-	-	(3)	(3)
Net loss	$(5,968)	$(37)	$13	$(5,992)
Net loss per common share—basic and diluted				$(4.25)
Weighted average shares outstanding used in per common share computations:
Basic and diluted				1,409,239

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